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                                   EXHIBIT 23

                        PENNROCK FINANCIAL SERVICES CORP.

(Letterhead of Simon Lever & Company appears here)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement of PennRock Financial Services Corp. on Form S-3 (No. 33-10568) and Form S-8 (No. 333-99797) of our report dated January 29, 2003 on the consolidated financial statements of PennRock Financial Services Corp. and subsidiaries appearing in and incorporated by reference in this Annual Report on Form 10-K.


                                           /s/ SIMON LEVER & COMPANY

Lancaster, Pennsylvania
March 11, 2003